       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1999
                                       REGISTRATION NOS. 333-71881 AND 333-88203

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                ATMEL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 --------------

            DELAWARE                                       77-0051991
    (STATE OF INCORPORATION)                           (I.R.S. EMPLOYER
                                                    IDENTIFICATION NUMBER)

                              2325 ORCHARD PARKWAY
                           SAN JOSE, CALIFORNIA 95131
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                        1986 INCENTIVE STOCK OPTION PLAN
                        1991 EMPLOYEE STOCK PURCHASE PLAN
                                 1996 STOCK PLAN
                            (FULL TITLE OF THE PLAN)

                                    MIKE ROSS
                       VICE PRESIDENT AND GENERAL COUNSEL
                                ATMEL CORPORATION
                              2325 ORCHARD PARKWAY
                           SAN JOSE, CALIFORNIA 95131
                                 (408) 441-0311
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:
                                MARK A. BERTELSEN
                       WILSON SONSINI GOODRICH AND ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                          AMOUNT        PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
       TITLE OF SECURITIES TO              TO BE         OFFERING PRICE       AGGREGATE       REGISTRATION
           BE REGISTERED                REGISTERED        PER SHARE(2)      OFFERING PRICE         FEE
-------------------------------------------------------------------------------------------------------------
*See below                                 *N/A               *N/A               *N/A             *N/A
=============================================================================================================

* As no additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement Nos. 333-71881 and 333-88203, no further registration fee is required.

                                ATMEL CORPORATION

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                       REGISTRATION STATEMENTS ON FORM S-8

                                EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 (the "Amendment") to Registration Statements on Form S-8 (File Nos. 333-71881 and 333-88203) (the "Registration Statements") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") by Atmel Corporation, a Delaware corporation ("Atmel Delaware" or the "Registrant"), which is the successor to Atmel Corporation, a California corporation ("Atmel California"), following a statutory merger effective on October 19, 1999 (the "Merger") for the purpose of changing Atmel California's state of incorporation. Prior to the Merger, Atmel Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Atmel Delaware succeeded by operation of law to all of the assets and liabilities of Atmel California. The Merger was approved by the shareholders of Atmel California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Except as modified by this Amendment No. 1, Atmel Delaware, by virtue of this Amendment, expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act and the Exchange Act.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1. PLAN INFORMATION.

        Omitted pursuant to the instructions and provisions of Form S-8.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        Omitted pursuant to the instructions and provisions of Form S-8.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

        ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by Atmel Corporation (the "Registrant") are hereby incorporated by reference in this Registration
Statement:

                (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the Commission on March 23, 1999 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as amended by the Registrant's Annual Report on Form 10-K/A as filed with the Commission on March 30, 1999 and as amended by the Registrant's Annual Report on Form 10K/A as filed with the Commission on July 21, 1999.

                (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 1999, June 30, 1999 and September 30, 1999 as filed with the Commission on May 14, 1999, August 13, 1999 and November 12, 1999, respectively, under the Exchange Act.

                (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A as filed with the Commission on February 20, 1991 pursuant to Section 12(b) of the Exchange Act, as amended by the Registrant's Registration Statement on Form 8A/A as filed with the Commission on December 6, 1999, including any amendment or report filed for the purpose of updating any such description.

        In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the General Corporation Law of the State of Delaware authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article XI of the Registrant's Certificate of Incorporation and Article VI of the Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the General Corporation Law of the State of Delaware.

        The Registrant understands that the staff of the Securities and Exchange Commission is of the opinion that statutory, charter and contractual provisions as are described above have no effect on claims arising under the federal securities laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

              Exhibit
              Number                              Description
              -------                             -----------

                5.1*       Opinion of counsel as to the legality of the securities being registered.

               23.1        Consent of Independent Accountants.

               23.2*       Consent of counsel (contained in Exhibit 5.1).

               24.1        Power of Attorney (see page II-5).

* Previously Filed.

ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 16th day of December 1999.

                                            ATMEL CORPORATION

                                            By: /s/ Donald Colvin
                                               ---------------------------------
                                               Donald Colvin
                                               Vice President, Finance and Chief
                                                   Financial Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George Perlegos, Donald Colvin and Mike Ross, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Post Effective Amendment No. 1 to Registration Statements on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective No. 1 to Registration Statements on Form S-8 has been signed on this 16th day of December 1999 by the following persons in the capacities indicated:

            SIGNATURE                                         TITLE
            ---------                                         -----
/s/ George Perlegos               President, Chief Executive Officer and Chairman of the Board
------------------------------        of Directors (principal executive officer)
        George Perlegos

/s/ Donald Colvin                 Vice President, Finance and Chief Financial Officer
------------------------------        (principal financial and accounting officer)
        Donald Colvin

/s/ Gust Perlegos                 Director
------------------------------
        Gust Perlegos

/s/ Tsung-Ching Wu                Director
------------------------------
       Tsung-Ching Wu

                                  Director
------------------------------
         Norm Hall

                                  Director
------------------------------
         T. Peter Thomas

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ---------------

                                    EXHIBITS

                                ---------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                       REGISTRATION STATEMENTS ON FORM S-8

                                ATMEL CORPORATION

                               December 16, 1999

                                ATMEL CORPORATION

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                       REGISTRATION STATEMENTS ON FORM S-8

                                INDEX TO EXHIBITS

              Exhibit
              Number                                 Description
              -------                                -----------
                5.1*       Opinion of counsel as to the legality of the securities being registered.

               23.1        Consent of Independent Accountants.

               23.2*       Consent of counsel (contained in Exhibit 5.1).

               24.1        Power of Attorney (see page II-5).

* Previously Filed